Exhibit 10.22
Savient Pharmaceuticals, Inc.
Performance Share Agreement
Granted Under 2004 Incentive Plan
     AGREEMENT made [DATE], between Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).
     For valuable consideration, including employment services rendered and to be rendered by the Participant to the Company, the parties hereto agree as follows:
     1. Purchase of Shares.
     The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2004 Incentive Plan (the “Plan”), a maximum of [#] shares (the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”). The Participant agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
     2. Vesting.
          (a) The Shares shall vest on two separate occasions as set forth in Exhibit A in accordance with the achievement of the performance objectives (the “Performance Objectives”) set forth in Exhibit B and Exhibit C hereto (each, a “Vesting Event”).
          (b) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to a Vesting Event, such maximum number of Shares as would have vested upon such Vesting Event shall be forfeited immediately and automatically to the Company in exchange for $.01 per Share. Notwithstanding anything herein to the contrary, if the Shares do not vest on or before the occurrence of one or more of the events set forth in this Section 2, the Shares shall automatically be forfeited to the Company in exchange for $0.01 per Share. The aggregate amount to be paid for by the Company to the Participant upon forfeiture of the Shares shall be referred to herein as the “Forfeiture Amount”.
          (c) Notwithstanding the foregoing, if a Change in Control (as defined in the Plan) of the Company occurs prior to a Vesting Event, such number of shares as indicated in Paragraph 1 hereto shall immediately vest and become exercisable, to the extent not already vested.
          (d) The Forfeiture Amount may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.
          (e) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.
     3. Automatic Sale Upon Vesting.

          (a) Upon a Vesting Event, the Company shall sell, or arrange for the sale of, such number of the Shares as have vested as is sufficient to generate net proceeds sufficient to satisfy no less than the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the Shares (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.
          (b) The Participant hereby appoints the President and the Secretary of the Company, and each of them acting singly, his or her attorney in fact, to sell the Participant’s Shares in accordance with this Section 3. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Section 3.
          (c) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 3, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.
     4. Restrictions on Transfer.
          (a) The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, until such Shares have vested, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions contained in Section 2) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
          (b) The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.
     5. Restrictive Legends.

     All Shares subject to this Agreement shall be subject to the following restriction, in addition to any other legends that may be required under federal or state securities laws, until vested:
“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Performance Share Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
     6. Provisions of the Plan.
     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
     7. Reorganizations.
          (a) As used in this Agreement, a “Reorganization Event” means: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled; (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or (iii) any liquidation or dissolution of the Company.
          (b) Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the forfeiture provisions contained in Section 2 and the other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property into which the Shares were converted, or for which the Shares were exchanged pursuant to such Reorganization Event, in the same manner and to the same extent as they applied to the Shares. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, all restrictions and conditions on all Performance Share Awards then outstanding shall automatically be deemed terminated or satisfied.
          (c) If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.
     8. Withholding Taxes; Section 83(b) Election.
          (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions.
          (b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
          THE PARTICIPANT AGREES NOT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE WITH RESPECT TO THE PURCHASE OF THE SHARES.
     9. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or being granted the Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
          (e) Notice. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at One Tower Center, 14th floor, East Brunswick, New Jersey 08816 (Attention: President). Each notice to the Participant shall be addressed to the Participant at the Participant’s last known address.

          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.
          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
          (j) Continuance of Employment. The issuance of the Shares hereunder is in consideration of the Participant’s continuing employment by the Company or any subsidiary; provided, however, nothing in this Agreement shall confer upon the Participant the right to continue in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Participant’s employment at any time in the sole discretion of the Company or any subsidiary, with or without cause.
          (k) Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Compensation Committee of the Board of Directors of the Company shall be final and conclusive.
          (l) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
          (m) Delivery of Certificates. Subject to Section 3, the Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to forfeiture pursuant to Section 2.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SAVIENT PHARMACEUTICALS, INC.
By:
Name:
Title:

[Name of Participant]

Address:	[ ]
[ ]

EXHIBIT A
VESTING
Number of Shares
[# Shares] shall vest on the second business day immediately following the satisfaction of the Performance Objectives set forth in Exhibit B.
[# Shares] shall vest on the second business day immediately following the satisfaction of the Performance Objectives set forth in Exhibit C.
Performance Objectives
The Performance Objectives set forth in Exhibits B and C have been determined by the Compensation Committee on [DATE].

EXHIBIT B
PERFORMANCE OBJECTIVES
     Performance objectives may include, among other things: advancement of development programs for new products; regulatory filings and approvals for new products; launch and commercialization of new products; improvements to the Company’s controls and procedures; operation at and achievement of specified financial targets; manufacturing development and supply chain advancements; and business and strategic developments and advancements.

EXHIBIT C
PERFORMANCE OBJECTIVES
     Performance objectives may include, among other things: advancement of development programs for new products; regulatory filings and approvals for new products; launch and commercialization of new products; improvements to the Company’s controls and procedures; operation at and achievement of specified financial targets; manufacturing development and supply chain advancements; and business and strategic developments and advancements.